                                                                      EXHIBIT 11

STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (EPS)

                                                                                          HISTORICAL - PRIMARY EPS
                                                                          ------------------------------------------------------
                                                                            Six Months Ended
                                                                               (unaudited)
                                                                            --------------------
                                                                             June 30,     June 30,     December 31,   December 31,
                                                                               1997         1996          1996            1995
                                                                            ---------      -------     ------------   -----------
NET INCOME:
----------
Income before provision for
 income taxes, as reported                                                $ 6,887,000    $10,678,000   $ 3,525,000    $22,503,000

  Pro forma provision for income taxes (unaudited)                                  -              -    (1,410,000)    (9,001,000)
                                                                          -----------   ------------   ------------   -----------
    Pro forma net income before extraordinary them                        $ 6,887,000    $10,678,000   $ 2,115,000    $13,502,000
  Extraordinary Item, net of taxes                                           (518,000)             -             -              -
                                                                          -----------   ------------   -----------    -----------
     Pro forma net income (Actual for June 30, 1997)                       $6,369,000    $10,678,000   $ 2,115,000    $13,502,000
                                                                          ===========    ===========   ===========    ===========
WEIGHTED AVERAGE SHARES OUTSTANDING:
------------------------------------
Applicable common shares:
  Average outstanding common shares during the period:
    Founders' shares: 17,032,058 shares issued January 1995                 17,032,058     17,032,058    17,032,058      17,032,058
    Initial Public Offering: 9,056,250 shares issued August 1996             9,056,250              -     3,277,295               -
    AVCOM shares: 1,324,554 shares issued February 1997                      1,324,554      1,324,554     1,324,554       1,324,554
    PRG shares: 3,601,844 shares issued March 1997                           3,601,844      3,601,844     3,601,844       3,601,844
    Concurrent Offering shares: 2,400,000 shares issued February 1997        2,026,667              -             -               -
    Options exercised for shares                                               14,951               -             -               -

  Outstanding stock options(a)                                                800,449               -       461,496               -
  Rounding                                                                          -             (1)            (1)             (1)
                                                                          -----------    -----------   ------------     -----------
    Weighted average number of common and common share
    equivalents outstanding                                                33,856,773     21,958,455    25,697,246      21,958,455
                                                                          -----------    -----------   -----------     -----------
Earnings per common and common equivalent share:
  Pro forma net income per common and common equivalent share
    before extraordinary item                                             $      0.20    $      0.49   $      0.08     $      0.61
  Extraordinary item, net of income taxes                                       (0.01)             -             -               -
                                                                          -----------    -----------   -----------     -----------
    Pro forma net income per common and common equivalent share
     (Actual for June 30, 1997)                                           $      0.19    $      0.49   $      0.08     $      0.61
                                                                          ===========    ===========   ===========     ===========

(a) Based on the treasury stock method.
                                                                                        HISTORICAL - FULLY DILUTED EPS
                                                                        ------------------------------------------------------

                                                                         Six Months Ended
                                                                           (unaudited)
                                                                        -------------------------
                                                                        June 30,         June 30,     December 31,   December 31,
                                                                          1997             1996           1996         1995
                                                                        --------         --------     ------------   -----------
NET INCOME:
----------
Net income:
  As reported                                                          $ 6,887,000       $10,678,000    $ 3,525,000   $22,503,000

Pro forma provision for income taxes                                            -                  -     (1,410,000)   (9,001,000)
                                                                       -----------       -----------    -----------   -----------
Pro forma net income before extraordinary item                         $ 6,887,000       $10,678,000    $ 2,115,000   $13,502,000
  Extraordinary Item, net of taxes                                        (518,000)                -              -             -
                                                                       -----------       -----------    -----------   -----------
    Pro forma net income (Actual for June 30, 1997)                    $ 6,369,000       $10,678,000    $ 2,115,000   $13,502,000
                                                                       ===========       ===========    ===========   ===========

WEIGHTED AVERAGE SHARES OUTSTANDING:
------------------------------------
Applicable common shares:
  Average outstanding common shares during the period:
    Founders' shares: 17,032,058 shares issued January 1995             17,032,058        17,032,058     17,032,058    17,032,058
    Initial Public Offering: 9,056,250 shares issued August 1996         9,056,250                 -      3,277,295             -
    AVCOM shares: 1,324,554 shares issued February 1997                  1,324,554         1,324,554      1,324,554     1,324,554
    PRG shares: 3,601,844 shares issued March 1997                       3,601,844         3,601,844      3,601,844     3,601,844
    Concurrent Offering shares: 2,400,000 shares issued February 1997    2,026,667                 -              -             -
    Options exercised for shares                                            14,951                 -              -             -

  Outstanding stock options(a)                                           1,059,143                 -        592,595             -
  Rounding                                                                       -                 -              -             -
                                                                       -----------       -----------    -----------   -----------
    Weighted average number of common and common share
    equivalents outstanding                                             34,115,467        21,958,456     25,828,346    21,958,456
                                                                       -----------       -----------    -----------   -----------
Earnings per common and common equivalent share:
  Pro forma net income per common and common equivalent share
    before extraordinary item                                          $      0.20       $      0.49    $      0.08   $      0.61
  Extraordinary item, net of income taxes                                    (0.01)                -              -             -
                                                                       -----------       -----------    -----------   -----------
    Pro forma net income per common and common equivalent share
      (Actual for June 30, 1997)                                       $      0.19       $      0.49    $      0.08   $      0.61
                                                                       ===========       ===========    ===========   ===========
(a) Based on the treasury stock method.
